Calculation of Filing Fee Tables
S-8
Scribe Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share - To be issued or outstanding under the 2026 Equity Incentive Plan	Other	2,650,332	$ 15.00	$ 39,754,980.00	0.0001381	$ 5,490.16
2	Equity	Common stock, par value $0.001 per share - To be issued under the 2026 Employee Stock Purchase Plan	Other	173,000	$ 12.75	$ 2,205,750.00	0.0001381	$ 304.61
3	Equity	Common stock, par value $0.001 per share - Outstanding under the 2018 Stock Incentive Plan (Stock Options)	Other	1,053,295	$ 6.85	$ 7,215,070.75	0.0001381	$ 996.40
Total Offering Amounts:						$ 49,175,800.75		$ 6,791.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,791.17
Offering Note
[1]	1.a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. 1.b. Shares of common stock reserved for issuance under the 2026 Equity Incentive Plan (the "2026 Plan") including (a) 353,003 shares of common stock reserved for issuance under the 2026 Plan, (b) 2,066,997 shares of common stock subject to issuance upon the exercise of stock options outstanding under the 2026 Plan as of this Registration Statement and (c) 230,332 shares of common stock previously reserved but unissued under the 2018 Stock Incentive Plan (the "2018 Plan") that are now available for issuance under the 2026 Plan. In addition, any shares of common stock that (i) are subject to options or other awards granted under the 2018 Plan that cease to be subject to such options or other awards by forfeiture, termination or otherwise, (ii) were or are issued under the 2018 Plan, including pursuant to the exercise of options, that are forfeited or repurchased at the original issue price, or (iii) are subject to options under the 2018 Plan and are used to pay the exercise price of an option or withheld to satisfy tax withholding obligations related to any award will be available for future grant and issuance under the 2026 Plan. 1.c. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $15.00.

[2]	See note 1.a. above 2.a. Represents shares of common stock reserved for issuance under the 2026 Employee Stock Purchase Plan (the "ESPP") as of the date of this Registration Statement. 2.b. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant's common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

[3]	See note 1.a. and 1.b. above. 3.a. Represents shares of common stock reserved for issuance pursuant to outstanding stock option awards under the 2018 Plan as of the date of this Registration Statement. Any such shares of common stock that (i) are subject to options under the 2018 Plan that cease to be subject to such options by forfeiture, termination or otherwise, (ii) were or are issued under the 2018 Plan, including pursuant to the exercise of options, and are forfeited or repurchased at the original issue price or (iii) are subject to options under the 2018 Plan and are used to pay the exercise price of an option or withheld to satisfy tax withholding obligations relating to any awards will be available for issuance under the 2026 Plan. 3.b. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $6.85 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources